Exhibit 21.1
The Kraft Heinz Company
List of Subsidiaries

Subsidiary	State or Country
Alimentos Heinz de Costa Rica S.A.	Costa Rica
Alimentos Heinz, C.A.	Venezuela
Asian Restaurants Limited	United Kingdom
Battery Properties, Inc.	Delaware
Boca Foods Company	Delaware
Cairo Food Industries, S.A.E.	Egypt
Capri Sun, Inc.	Delaware
Carlton Bridge Limited	United Kingdom
Churny Company, Inc.	Delaware
Comercializadora Heinz de Panama	Panama
Country Ford Development Limited	China (Hong Kong)
Delimex de Mexico S.A. de C.V.	Mexico
Delta Incorporated Limited	British Virgin Islands
Distribuidora Heinz Caracas, C.A.	Venezuela
Distribuidora Heinz Maracaibo, C.A.	Venezuela
Fall Ridge Partners LLP	United Kingdom
Foodstar (China) Investments Company Limited	China
Foodstar (Shanghai) Foods Co. Ltd.	China
Foodstar Holdings Pte Ltd.	Singapore
Fundacion Heinz	Venezuela
Garland BBQ Company	Delaware
Golden Circle Limited	Australia
Goodwood Holdings Limited	Gibraltar
H. J. Heinz Belgium S.A. HJ Heinz Belgium NV/SA	Belguim
H. J. Heinz Company Brands LLC	Delaware
H. J. Heinz Holding B.V.	Netherlands
H. J. Heinz Nigeria Limited	Nigeria
H.J. Heinz Asset Leasing Limited	United Kingdom
H.J. Heinz B.V.	Netherlands
H.J. Heinz Company (New Zealand) Limited	New Zealand
H.J. Heinz Company Australia Limited	Australia
H.J. Heinz Company Limited	United Kingdom
H.J. Heinz Company of Canada LP	Canada
H.J. Heinz Company of Canada Ltd.	Canada
H.J. Heinz CR/SR a.s.	Czech Republic
H.J. Heinz European Holding B.V.	Netherlands
H.J. Heinz Finance UK PLC	United Kingdom
H.J. Heinz Foods Spain S.L.U.	Spain
H.J. Heinz Foods UK Limited	United Kingdom
H.J. Heinz France SAS	France
H.J. Heinz Frozen & Chilled Foods Limited	United Kingdom
H.J. Heinz GmbH	Germany
H.J. Heinz Group B.V.	Netherlands
H.J. Heinz Holding B.V.	Netherlands
H.J. Heinz Investments Coöperatief U.A.	Netherlands

H.J. Heinz Ireland Holdings	Ireland
H.J. Heinz Manufacturing Belgium BVBA	Belgium
H.J. Heinz Manufacturing Ireland Limited	Ireland
H.J. Heinz Manufacturing Spain S.L.U.	Spain
H.J. Heinz Manufacturing UK Limited	United Kingdom
H.J. Heinz Nederland B.V.	Netherlands
H.J. Heinz Netherlands Holdings C.V.	Netherlands
H.J. Heinz Supply Chain Coöperatief U.A.	Netherlands
H.J. Heinz Supply Chain Europe B.V.	Netherlands
H.J. Heinz US Brands LLC	Delaware
Heinz (China) Investment Company Limited	China
Heinz (China) Sauces & Condiments Co. Ltd.	China
Heinz Africa and Middle East FZE	United Arab Emirates
Heinz Africa FZE	Dubai
Heinz ASEAN Pte. Ltd.	Singapore
Heinz Brasil, S.A.	Brazil
Heinz Canada Holdings ULC	Canada
Heinz Canada R&D ULC	Canada
Heinz Colombia SAS	Colombia
Heinz Credit LLC	Delaware
Heinz Egypt LLC	Egypt
Heinz Egypt Trading LLC	Egypt
Heinz Europe Unlimited	United Kingdom
Heinz Finance (Luxembourg) S.a.r.l.	Luxembourg
Heinz Foods South Africa (Proprietary) Limited	South Africa
Heinz Foreign Investment Company	Idaho
Heinz Frozen & Chilled Foods CE BV	Netherlands
Heinz Gýda A.Þ. (Heinz Turkey)	Turkey
Heinz Hong Kong Co., Limited	China (Hong Kong)
Heinz India Private Ltd.	India
Heinz Investments (Cyprus) Limited	Cyprus
Heinz Israel Limited	Israel
Heinz Italia S.p.A.	Italy
Heinz Japan Ltd.	Japan
Heinz Korea Ltd.	Korea
Heinz Mexico, S.A. de C.V.	Mexico
Heinz Nutrition Foundation India	India
Heinz Pakistan (Pvt.) Limited	Pakistan
Heinz Panama, S.A.	Panama
Heinz Philippines	Philippines
Heinz Produzioni Alimentari SRL	Italy
Heinz Purchasing Company	Delaware
Heinz Receivables LLC	Delaware
Heinz Sales & Marketing (MALAYSIA) SDN. BHD.	Malaysia
Heinz Single Service Limited	United Kingdom
Heinz South Africa (Pty.) Ltd.	South Africa
Heinz Thailand Limited	Delaware
Heinz Transatlantic Holding LLC	Delaware
Heinz UFE (Yan Tang) Ltd.	China
Heinz Vietnam Company Limited	Vietnam

Heinz Wattie's Limited	New Zealand
Heinz Wattie's Pty Ltd	Australia
Heinz-Noble, Inc.	Vermont
Heinz-Qingdao Food Co., Ltd.	China
Highview Atlantic Finance Company	Cayman Islands
HJ Heinz Polska Sp. z o.o. (formerly H.J. Heinz Polska S.A.)	Poland
HJH Development Corporation	Delaware
HJH Overseas L.L.C.	Delaware
Horizon UAE FZCO	United Arab Emirates
HP Foods Holdings Limited	United Kingdom
HP Foods International Limited	United Kingdom
HP Foods Limited	United Kingdom
Hugo Canning Company Pty Limited	Papua New Guinea
HZ.I.L. Ltd.	Israel
Industria Procesadora de Alimentos de Barcelona C.A.	Venezuela
Intercorp Excelle Inc.	Canada
Istituto Scotti Bassani per la Ricerca e l'Informazione Scientifica e Nutrizionale (non profit)	Italy
Jacobs Road Limited	Cayman Islands
Kaiping Guanghe Fermented Bean Curd Co. Ltd.	China
Kaiping Weishida Seasonings Co. Ltd.	China
KFG Management Services LLC	Delaware
KFG Netherlands Holdings C.V.	Netherlands
KHFC Luxembourg Holdings S.a.r.l.	Delaware
Koninklijke De Ruijter B.V.	Netherlands
Kraft Canada Inc.	Canada
Kraft Food Ingredients Corp.	Delaware
Kraft Foods Group Brands LLC	Delaware
Kraft Foods Group Exports LLC	Delaware
Kraft Foods Group Netherlands Holdings B.V.	Netherlands
Kraft Foods Group Puerto Rico LLC	Puerto Rico
Kraft Heinz Foods Company (formerly H. J. Heinz Company)	Pennsylvania
Kraft Heinz Foods Company L.P.	Canada
Kraft Heinz Foods Luxembourg Holdings S.a.r.l.	Delaware
Kraft Heinz Holding B.V.	Delaware
Kraft Heinz Intermediate Corporation I (formerly Hawk Acquisition Intermediate Corporation I)	Delaware
Kraft Heinz Intermediate Corporation II (formerly H. J. Heinz Corporation II f/k/a Hawk Acquisition Intermediate Corporation II)	Delaware
Kraft Heinz International B.V.	Delaware
Kraft Heinz Receivables LLC	Delaware
Kraft Heinz UK Ltd.	United Kingdom
Kraft New Services LLC	Delaware
La Bonne Cuisine Limited	New Zealand
Langtech Citrus Pty. Limited	Australia
Lea & Perrins Limited	United Kingdom
Lea & Perrins LLC	Delaware
LLC Heinz-Georgievsk Ltd. “Heinz-Georgievsk”	Russia

LLC Ivanovsky Kombinat Detskogo Pitaniya “IKDP”	Russia
Master Chef Limited	New Zealand
MILKSUN, spol. s.r.o.	Slovak Republic
Nature's Delicious Foods Group LLC	Delaware
Noble Insurance Company Limited	Ireland
O.R.A. LLC	California
P.T. Heinz ABC Indonesia	Indonesia
Perdue Trademark Subsidiary, Inc.	Delaware
Petroproduct-Otradnoye Ltd.	Russia
Phenix Management Corporation	Delaware
PPK Ltd. (Heinz Russia)	Russia
Pro-Share Limited	United Kingdom
Pudliszki Sp. Z.O.O.	Poland
Renee's Gourmet Foods Inc.	Canada
RINC Ltd.	Israel
Seven Seas Foods, Inc.	Delaware
Sewickley LLC	Delaware
Sharpsburg Holdings Limited	Gibraltar
Sharpsburg Holdings Limited (Luxembourg) SCS	Luxembourg
The Kraft Heinz Company (formerly H. J. Heinz Holding Corporation f/k/a Hawk Acquisition Holding Corporation)	Delaware
The Kraft Heinz Company Foundation (non-profit)	Illinois
Thompson & Hills Limited	New Zealand
TNCOR Ltd.	Israel
Top Taste Company Limited	New Zealand
Tsai Weng Ping Incorporated Limited	British Virgin Islands
Vict. Th. Engwall LLC	Delaware
Weishida (Nanjing) Foods Co. Ltd.	China
Wexford LLC	Delaware
WW Foods, LLC	Delaware